SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                (Amendment No. 1)

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                 CONSYGEN, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                  Texas                                   76-0260145
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



              10201 South 51st Street, Suite 140, Phoenix, AZ 85044
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
      None                                                     None


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities to be registered pursuant to Section 12 (g) of the Act:

                          Common Stock, $.003 par value
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                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
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         ConSyGen,  Inc., a Texas  corporation  (f/k/a C Square Ventures,  Inc.)
(the "Company"), hereby amends its Registration Statement on Form 8-A (File No. 0-17598) filed with the Securities and Exchange Commission ("Commission") on April 12, 1989, by deleting the description of common stock contained therein and inserting in lieu thereof the following:

         The description of the common stock required by Item 202 of Regulation S-K, which is contained under the caption "Description of Capital Stock" in the Company's final prospectus pursuant to Rule 424(b), dated December 9, 1997 and filed with the Commission on December 11, 1997, forming part of the Company's Registration Statement on Form S-1 (No. 333-40649) under the Securities Act of 1933, filed with the Commission on November 20, 1997, is incorporated herein by reference.

Item 2.  Exhibits.
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1.*      Specimen  Common  Stock  Certificate  (Filed  as  Exhibit  4.B  to  the
         Registrant's   Registration   Statement   on   Form   S-8   (File   No.
         33-22900-FW)).

2.* Form of Common Stock Purchase Warrant used in connection with the issuance of warrants to purchase an aggregate of 1,000,000 shares of the Registrant's Common Stock, $.003 par value (Filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996).

3.* Articles of Incorporation of the Registrant, as amended (Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.* Amended and Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

5.* Form of Subscription Agreement used in connection with Rule 506 offering in the aggregate amount of $1,080,000 (Filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

6.* Form of Subscription Agreement used in connection with Rule 506 offering in the aggregate amount of $882,500 (Filed as Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

7.* Form of Common Stock Purchase Warrant issued to a consultant, Howard R. Baer, in August 1997 (Filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

8.* Common Stock Purchase Warrant issued to Howard R. Baer's designee, Kevin C. Baer, in August 1997 (Filed as Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

9.* Subscription Agreement used in Rule 506 offering in the aggregate amount of $5,276,250 (Filed as Exhibit 4.9 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

10.* Common Stock Purchase Warrant issued to a consultant's designee, Irvington International Limited, in November 1997 (Filed as Exhibit
         4.11 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

* Not filed herewith. In accordance with Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)        CONSYGEN, INC.
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(Date)              April 29, 1998
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(By)                /s/ Ronald I. Bishop
                    ------------------------------------------------------------
                        Ronald I. Bishop, President and Chief Executive Officer
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